Exhibit 99.2

Bacterin International Holdings Prices

$65 Million of 6.00% Convertible Senior Notes

BELGRADE, Mont.—(BUSINESS WIRE) — July 27, 2015 — Bacterin International Holdings, Inc. (OTCQX: BONE), a leader in the development of revolutionary bone graft material, has announced the pricing of $65 million aggregate principal amount of convertible senior unsecured notes due 2021 (the “Notes”). The Notes are being offered and sold to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended). Bacterin has granted the investment banking firm serving as initial purchaser a 30-day option to purchase up to an additional $9.75 million aggregate principal amount of Notes.

The Notes will be unsecured, unsubordinated obligations of the company, and will bear interest at a rate of 6.00% per year. Following the first interest payment date, which will be on April 15, 2016, interest on the Notes will be payable semiannually in arrears on January 15 and July 15 of each year. At any time prior to the close of business on the second business day immediately preceding the maturity date, holders of the Notes may convert their Notes into shares of Bacterin common stock (together with cash in lieu of fractional shares) at an initial conversion rate of 257.5163 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $3.88 per share).

Bacterin estimates that the net proceeds of the offering will be approximately $62.8 million (or approximately $72.2 million if the initial purchaser’s option to purchase additional Notes is exercised in full), after deducting the initial purchaser’s discounts and commissions and estimated offering expenses payable by Bacterin. Bacterin intends to use the net proceeds of the offering to fund the cash portion of the purchase price for its acquisition of X-spine Systems, Inc., announced previously, and for general corporate purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of the securities will be made only by means of a private offering memorandum. The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and the shares issuable upon conversion of the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (OTCQX: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company's sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. In addition to those factors, the following factors, among others, could cause our actual results to differ materially from forward-looking or actual performance: the possibility that conditions to closing the proposed X-spine acquisition are not satisfied on a timely basis or at all; the possibility that modifications to the terms of the transaction may be required; changes in the anticipated timing for closing the transaction; difficulty integrating our business and X-spine’s businesses or realizing the projected benefits of the transaction; and diversion of management time on transaction and integration-related issues. Additional risk factors are listed in the Company's Current Report on Form 8-K to be filed on July 28, 2015. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.